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                                                           Exhibit No. (10)(vii)

                           SPLIT DOLLAR LIFE INSURANCE

THIS AGREEMENT, made and entered into this 1st day of January, 1996, by and among Great Lakes Chemical Corporation (hereinafter referred to as the "Corporation"), a Corporation organized and existing under the laws of Delaware, and ____________________ (hereinafter referred to as the Employee).

         WHEREAS, the Employee has performed his duties in an efficient and capable manner; and/or

         WHEREAS, the Corporation is desirous of retaining the services of the Employee; and

         WHEREAS, the Corporation is desirous of assisting the Employee in paying for life insurance on his life; and

         WHEREAS, the Corporation has determined that this assistance can best be provided under a "split-dollar" arrangement; and

         WHEREAS, the Employee has applied for, and is the owner of Insurance Policy No. 8887370 (the "Policy") issued by New England Mutual Life Insurance Company ("The New England") in the face amount of $590,000 which is described in Exhibit A attached hereto and by reference made a part hereof; and

         WHEREAS, the Employee and the Corporation agree to make said insurance policy subject to this split-dollar agreement; and

         WHEREAS, the Employee has assigned the Policy to the Corporation as collateral for amounts to be advanced by the Corporation under this Agreement by an instrument of assignment, dated January 1, 1996, (the "Assignment"); and

         WHEREAS, it is now understood and agreed that this split-dollar Agreement is to be effective as of the date on which the Policy was assigned to the Corporation;

         NOW, THEREFORE, for value received and in consideration of the mutual covenants contained herein, the parties agree as follows:

                             ARTICLE I - DEFINITIONS

For purposes of this Agreement, the following terms will have the meanings set forth below:

         1.) "CASH SURRENDER VALUE OF THE POLICY" will mean the Cash Value of the Policy; plus the cash value of any paid-up dividends; and less any Policy Loan Balance.

         2.) "CASH VALUE OF THE POLICY" will mean the cash value as illustrated in the table of values shown in the Policy.

         3.) "CORPORATION'S INTEREST IN THE POLICY" will be as defined in
Article VII.

         4.) "CURRENT LOAN VALUE OF THE POLICY" will mean the Loan Value of the Policy reduced by any outstanding Policy Loan Balance.

         5.) "LOAN VALUE OF THE POLICY" will mean the amount which with loan interest will equal the Cash Value of the Policy and of any paid-up additions on the next loan interest due date or on the next premium due date, whichever is the smaller amount.

         6.) "POLICY LOAN BALANCE" at any time will mean policy loans outstanding plus interest
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accrued to date.

                        ARTICLE II - OWNERSHIP OF POLICY

1.) The Employee has purchased the Policy from The New England in the total Face amount of $590,000. The parties hereto agree that they will take all necessary action to cause the New England to conform to the provisions of this Agreement. The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement and of the collateral assignment filed with the Insurer relating to the Policy.

2.) The Employee shall be the sole and absolute owner of the policy, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided herein.

                      ARTICLE III - ALLOCATION OF PREMIUMS

The Corporation will pay all premiums on the Policy when due, or within the grace period provided under the policy. The Corporation shall annually furnish to the Employee a statement of the amount of income reportable by the Employee for federal and state income tax purposes, as a result of the insurance protection provided the Employee's beneficiary.

                      ARTICLE IV- WAIVER OF PREMIUMS RIDER

Upon written request by the Corporation, the Employee will add to the Policy a rider providing for the waiver of premiums in the event of disability. Any additional premium attributable to such rider will be payable by the Corporation.

              ARTICLE V - OTHER RIDERS AND SUPPLEMENTAL AGREEMENTS

Should the Corporation deem it desirable, the Employee will add to the Policy one or more of such other riders or supplemental agreements which may be available from The New England. Any additional premium attributable to such rider or supplemental agreement will be payable by the Corporation. Any additional death benefits provided by such rider or supplemental agreement will be paid to the Corporation.

                  ARTICLE VI - APPLICATION OF POLICY DIVIDENDS

All dividends attributable to the Policy will be applied to provide paid-up additional insurance as set forth in the Policy.
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                       ARTICLE VII - RIGHTS IN THE POLICY

The Employee may exercise all rights, options and privileges of ownership in the Policy except those granted to the Corporation in the Assignment. The Corporation will have those rights in the Policy given to it in the Assignment except as hereinafter modified. The Corporation may not surrender the Policy for cancellation except upon expiration of the thirty (30) day period described in
Article X. The Corporation will not without the written consent of the Employee assign it's rights in the Policy, other than for purposes of obtaining a loan against the Policy, to anyone other than the Employee. The Corporation will not take any action in dealing with The New England that would impair any right or interest of the Employee in the Policy. The Corporation will have the right to borrow from the New England, and to secure that loan by the Policy, an amount which, together with the unpaid interest accrued thereon, will at no time exceed the lesser of (a) the Corporation's Interest in the Policy, and (b) the Loan Value of the Policy. The Corporation's Interest in the Policy will be the face value of the Policy, less any death benefits payable pursuant to Article VIII. "Corporation's Interest in the Policy N will mean, at any time at which the value of such interest is to be determined under this Agreement prior to the Employee's death, the total of premiums theretofore paid on the Policy by the Corporation accumulated at four percent (4%) per annum compound interest (including premiums paid by loans charged automatically against the Policy), reduced by the Policy Loan Balance, with respect to any loans made or charged automatically against the Policy by the Corporation. In the event that the Corporation has paid additional premiums attributable to a rider providing for the waiver of premiums in the event of the Employee's disability, Premiums" as used in the preceding sentence will not include any premiums waived pursuant to the terms of such rider while this Agreement is in force.

                 ARTICLE VIII - RIGHTS TO THE PROCEEDS AT DEATH

In the event of the Employee's death while this Agreement is in force, the beneficiary designated by the Employee will receive two times the Employee's annual base compensation payable as of the date of the Employee's death. On January 1 of the year following the Employee's retirement, the amount payable to the Employee's beneficiary will be reduced to one times the amount of the Employee's base annual compensation. The amount payable to the Employee's beneficiary will be further reduced by 10% each January 1 thereafter for five years.

                      ARTICLE IX- TERMINATION OF AGREEMENT

This Agreement may be terminated at any time while the insured is living by written notice thereof by either the Corporation or the Employee to the other; and, in any event, this Agreement will terminate upon the earlier of the termination of the Employee's employment for reasons other than retirement and the payment of all benefits under the Policy in accordance with this Agreement following the Employee's death.
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                  ARTICLE X - EMPLOYEE RIGHTS UPON TERMINATION

The Employee will, for thirty (30) days immediately following the date on which termination occurs, have the right to obtain a release of the Assignment by paying to the Corporation an amount equal to the Corporation's Interest in the Policy. Upon such payment the Corporation will release it's Interest in the Policy to the Employee.

Alternatively, at the election of the Employee prior to the expiration of said
(30) day period and upon the payment by him of the excess, if any, of the Corporation's Interest in the Policy over the Current Loan Value of the Policy, the Corporation will make a collateral policy loan from the New England in the amount of the Current Loan Value of the Policy, or in the amount of the Corporation's Interest in the Policy, if less, and release it's Interest in the Policy to the Employee. Upon release by the Corporation of all it's Interest in the Policy, the Employee will thereafter own the Policy free from the Assignment and from this Agreement, but subject to any Policy Loan Balance.

If the Employee fails to make either the payment provided for in the first paragraph or the election (and payment, if any) provided for in the second paragraph of this Article, the Employee agrees to transfer all of his right, title and interest in the Policy to the Corporation, by executing such documents as are necessary to transfer such right, title and interest to the Corporation as of the date of termination. The Corporation will thereafter be able to deal with the policy in any way that it may seem fit.

           ARTICLE XI - STATUS OF AGREEMENT VS. COLLATERAL ASSIGNMENT

As between the Employee and the Corporation, this Agreement will take precedence over any provisions of the Assignment. The Corporation agrees not to exercise any rights possessed by it under the Assignment except in conformity with this Agreement.

                       ARTICLE XII - SATISFACTION OF CLAIM

The Employee's rights and interest, and rights and interest of any persons taking under or through him, will be completely satisfied upon compliance by the Corporation with the provisions of this Agreement.

                     ARTICLE XIII - AMENDMENT AND ASSIGNMENT

This Agreement may be altered, amended or modified, including the addition of any extra policy provisions, by a written instrument signed by the Corporation and the Employee. Either party may, subject to the limitations of Article VII, assign it's interest and obligations under this Agreement, provided, however, that any assignment will be subject to the terms of this Agreement.
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                       ARTICLE XIV - POSSESSION OF POLICY

The Corporation will keep possession of the Policy, and will provide an exact duplicate of the Policy to the Employee.

                           ARTICLE XV - ADMINISTRATION

         1.) The Corporation is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy consistent with the objectives of this Agreement.

         2.) The Corporation shall have sole and absolute discretion to interpret the provisions of this Agreement (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of this Agreement), to determine the rights and status under this Agreement of the Employee, his beneficiary and other persons, to decide disputes arising under this Agreement, and to make any determinations and findings with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of this Agreement. In furtherance of, but without limiting, the foregoing, the Corporation is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of this Agreement (as interpreted, to the extent necessary, by the Corporation):

                  (a) To resolve all questions arising under the provisions of this Agreement as to any individual's entitlement to become a Participant;

                  (b) To determine the amount of benefits, if any, payable to any person under this Agreement; and

                  (c) To conduct the review procedure specified in Section 4 of this Article.

All decisions of the Corporation as to the facts of any case, as to the interpretation of any provision of this Agreement or its application to any case, and as to any other interpretive matter or other determination or questions under this Agreement shall be final and binding on all persons affected thereby, subject to the provisions of Section 3 of this Article.

         3.) The Employee, his beneficiary or any other individual (hereinafter referred to as the "Claimant") who believes that he is entitled to receive a benefit under this Agreement that he has not received may file a written claim with the Corporation (on a form furnished by the Corporation) specifying the basis for his claim and the facts upon which he relies in making such claim. Such claim must be signed by the Claimant or his authorized representative and shall be deemed filed when delivered to the Corporation.

                  (a) Unless such claim is allowed in full, within 90 days after such claim is filed (plus an additional period of 90 days if required for processing and if notice of the
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         extension is given to the claimant within the first 90 - day period), the Corporation shall cause written notice to be mailed to the Claimant of the total or partial denial of such claim. Such notice shall be written in a manner calculated to be understood by the Claimant and shall state:

                  (1) The specific reason(s) for the denial of the claim:

                  (2) Specific reference(s) to pertinent provisions of the Agreement on which the denial of the claim was based;

                  (3) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and this Article.

                  (4) An explanation of the review procedures specified in
Section 4 of

         (b) If notice of denial of a claim is not furnished within the time specified above, the claim shall be deemed to have been denied in full.

         4.) (a) Within 60 days after the denial of a claim, such Claimant may appeal such denial by filing with the Corporation a written request for a review of such claim on a form provided by the Corporation. If such Claimant does not file such a request with the Corporation within such 60 - day period, the Claimant shall be conclusively presumed to have accepted as final and binding the initial decision of the Corporation on his claim.

             (b) If such an appeal is so filed within 60 days, the Corporation shall (1) conduct a full and fair review of such claim and (2) mail or deliver to the Claimant a written decision on the matter based on the facts and pertinent provisions of the Agreement within a period of 60 days after the receipt of the request for review unless special circumstances require an extension of time, in which case such decision shall be rendered not later than 120 days after receipt of such request. If an extension of time for review is required, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension.

             (c) Such decision (1) shall be written in a manner calculated to be understood by the Claimant, (2) shall state the specific reason(s) for the decision, (3) shall make specific reference(s) to pertinent provisions of this Agreement on which the decision is based and (4) shall, to the extent permitted by applicable law, be final and binding on all interested persons.

             (d) During such review, the Claimant or his duly authorized representative shall be given an opportunity to review the documents that are pertinent to the Claimant's claim and to submit issues and comments in writing.

             (e) If the decision on review is not furnished within such 60 - day or 120 - day period, as the case may be, the claim shall be deemed denied in full on review.
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                           ARTICLE XVI - GOVERNING LAW

This Agreement sets forth the entire agreement of the parties hereto, and any and all prior Agreements, to the extent inconsistent herewith, are hereby superseded. This Agreement will be governed by the laws of the State of Delaware except to the extent preempted by federal law.

                          ARTICLE XVII - INTERPRETATION

Where appropriate in this Agreement, words used in the singular will include the plural and words used in the masculine will include the feminine.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, the Corporation by it's duly authorized officer, on the day and year first above written.



                                           ___________________________ (L.S.)
                                           EMPLOYEE



                                           GREAT LAKES CHEMICAL CORPORATION, BY


                                           ___________________________ (L.S.)
                                           TITLE:
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                                    EXHIBIT A

The following life insurance policy is subject to the attached Agreement:

INSURER:                            New England Mutual Life Insurance Company

INSURED:

POLICY NUMBER:

FACE AMOUNT:

DATE OF ISSUE: